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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:          AFFYMETRIX, INC.                   NEOMORPHIC, INC.
                  Edward M. Hurwitz                  Cyrus L. Harmon
                  Vice President and                 President and
                  Chief Financial Officer            Chief Executive Officer
                  (408) 731-5000                     (510) 981-8500

                  Anne Bowdidge                      Holly Hartz
                  Director of Investor Relations     Director, External
                  (408) 731-5925                     Communications
                                                     (510) 981-8560

     AFFYMETRIX ANNOUNCES DEFINITIVE MERGER AGREEMENT WITH NEOMORPHIC, INC.

  ACQUISITION OF PRIVATELY HELD COMPUTATIONAL GENOMICS COMPANY WILL ACCELERATE
               COMMERCIALIZATION OF DNA INFORMATION TECHNOLOGIES

      COMBINATION WILL PROVIDE RESEARCHERS WITH THE MOST COMPLETE VIEW OF
                                THE HUMAN GENOME

SANTA CLARA AND BERKELEY, CA, OCTOBER 2, 2000 - Affymetrix, Inc. (Nasdaq: AFFX) announced today that it has entered into a definitive agreement to acquire Neomorphic, Inc., a privately-held, internationally recognized computational genomics company.

Neomorphic and Affymetrix will focus on integrating and applying their computational genomics and bioinformatics capabilities to develop new products based on information from the Human Genome Project and from the genomes of model organisms such as mouse, rat, DROSOPHILA and ARABIDOPSIS. It is anticipated that products resulting from this effort will include whole genome, high-density GeneChip-Registered Trademark- arrays, new data analysis tools and a series of internet-accessible information products.

"Affymetrix and Neomorphic will combine their expertise to accelerate the commercialization of the next generation of chip and information products for the human genome and other model organisms," said Susan E. Siegel, President of Affymetrix. "The real winners in this acquisition will be our customers, who will have a more comprehensive view of key genomes than has previously been available, along with powerful new tools to interpret and understand the assembled genomic information, " Ms. Siegel said.

"Neomorphic's genome annotation tools enable us to identify and characterize substantially all of the genes in a given genome," said Cyrus Harmon, President and Chief Executive Officer of Neomorphic. "By joining forces with Affymetrix, we unite our proven scientific approaches to understanding genomics with industry leading tools for generating high-quality genomic information. Together, we will generate complete, comprehensive views of important genomes on high density DNA arrays and make vital content available to scientists worldwide."

With the addition of Neomorphic, Affymetrix will strengthen its market leadership position in the DNA array field and gain a number of significant strategic advantages including:

- ACCELERATED INTRODUCTION OF NEW GENECHIP ARRAYS AND COMPLEMENTARY INFORMATION PRODUCTS. Affymetrix and Neomorphic researchers will work together to assemble and annotate the genomes of the major model organisms
     - human, mouse, rat and DROSOPHILA - and commercialize the next generation of whole genome GeneChip arrays for each of these important organisms.

- A NEW LEVEL OF CONNECTIVITY FOR CUSTOMERS. Affymetrix customers will have "click through" Internet access from their array results to the underlying biological information, providing greater ease of use and enhanced functionality.

- NEW INFORMATION AND SOFTWARE PRODUCTS THAT WORK IN CONJUNCTION WITH AFFYMETRIX HIGH-DENSITY ARRAYS. Affymetrix will provide customers with new tools that

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     increase researchers' ability to manage, analyze and comprehend the ever-increasing quantities of genomic data.

Under the terms of the agreement, Affymetrix will issue approximately 1.4 million shares of its stock in exchange for all of Neomorphic's outstanding shares and the assumption of all of Neomorphic's outstanding stock options. The transaction will be accounted for as a purchase transaction, and is expected to close in the fourth quarter of 2000, subject to customary closing conditions. Affymetrix has agreed to register the resale of the Affymetrix stock issued in the transaction following the closing. The number of shares of Affymetrix stock to be issued in the transaction may be increased or decreased depending on Affymetrix' stock performance prior to the effective date of the registration statement. In lieu of any such increase in the number of shares of Affymetrix stock to be issued in the transaction, Affymetrix has the option of paying cash in an aggregate amount not to exceed $20 million.

Neomorphic, headquartered in Berkeley, CA, uses proprietary software algorithms and computing infrastructure to analyze, assemble and annotate genomic and expressed gene sequence data. Neomorphic's bioinformatics capabilities have been demonstrated in several scientific settings, including the DROSOPHILA annotation jamboree sponsored by Celera Genomics, and the Genome Annotation Assessment Project. Through these efforts, Neomorphic demonstrated that its tools are the most accurate at identifying genes and other regulatory regions within genomic sequence. Neomorphic's work with its collaborators on the fruit fly annotation project was published in the March 24, 2000 issue of SCIENCE and in the April, 2000 issue of GENOME RESEARCH. Neomorphic's clients include many leaders in the pharmaceutical and genomics fields such as Celera Genomics, Millennium Pharmaceuticals, Inc., Monsanto Company and The Institute for Genomic Research.

Affymetrix is a leader in developing and commercializing systems to acquire, analyze and manage complex genetic information in order to improve the quality of life. The Company's GeneChip-Registered Trademark- system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner, and other instruments to process the probe arrays and software to analyze and manage genetic information. The Company's spotted array system enables individual researchers to create and analyze custom microarrays on an easy-to-use, cost efficient platform. Additional information on Affymetrix and GeneChip technology can be found at www.affymetrix.com.

Investors may listen to Affymetrix' management discuss this announcement by dialing domestic: 800-840-6219; international: 212-346-0162; passcode - 1959 on Monday, October 2, from 7:30-9:00am PDT. A replay of this call will be available for 72 hours, domestic: 800-633-8284; international: 858/812-6440; passcode - 16488104.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, personnel retention, equity dilution, uncertainties related to the ability to realize benefits from acquisitions, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1999 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.

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